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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported) July 1, 2005

                                TEREX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                       1-10702                34-1531521
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(State or Other Jurisdiction           (Commission             (IRS Employer
      of Incorporation)               File Number)          Identification No.)



   500 Post Road East, Suite 320, Westport, Connecticut               06880
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         (Address of Principal Executive Offices)                  (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170
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                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)
[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)
[  ] Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

     Terex Corporation ("Terex" or the "Company") and Ronald M. DeFeo, the Chairman, President and Chief Executive Officer of Terex, have entered into an Employment and Compensation Agreement dated as of July 1, 2005 (the "DeFeo Agreement"). The DeFeo Agreement became effective upon the expiration of the previous employment agreement between Terex and Mr. DeFeo, dated January 1, 2002, as amended, and which expired by its terms on June 30, 2005. A copy of the DeFeo Agreement is filed as Exhibit 10.1 to this Form 8-K. The following summary is qualified in its entirety by reference to the attached DeFeo Agreement.

     Pursuant to the DeFeo Agreement, Mr. DeFeo's term of employment with Terex as Chief Executive Officer, reporting to the Board of Directors of Terex (the "Board"), extends through December 31, 2012. In the event of a Change in Control (as such term is defined in the DeFeo Agreement) on or prior to December 31, 2012, Mr. DeFeo's term of employment would continue until the later of December 31, 2012 or 36 months after such Change in Control.

     Under the DeFeo Agreement, Mr. DeFeo is to receive an initial annual base salary of $850,000, subject to increase by the Board, as well as annual bonuses and long-term incentive compensation during his term of employment in accordance with any plan or plans established by the Company. The Company also agrees to use its best efforts to have Mr. DeFeo elected as a member of the Board and, consistent with generally accepted best corporate governance standards, Chairman of the Board during the term of the DeFeo Agreement.

     If Mr. DeFeo's employment with the Company is terminated for any reason, including for Cause (as such term is defined in the DeFeo Agreement), due to Mr. DeFeo's death or disability, or by Mr. DeFeo voluntarily, or if Mr. DeFeo elects not to extend the DeFeo Agreement at the end of its term, Mr. DeFeo or his beneficiary is to receive, in addition to his salary, bonus and other compensation earned through the time of such termination, (i) any deferred compensation then in effect, (ii) any other compensation or benefits that have vested through the date of termination or to which Mr. DeFeo may then be entitled, including long term incentive compensation awards, stock and stock option awards, and (iii) reimbursement of expenses incurred by Mr. DeFeo through the date of termination but not yet reimbursed. If Mr. DeFeo's employment with the Company is terminated as the result of Mr. DeFeo's death or disability, then Mr. DeFeo or his beneficiary would also be entitled to receive a prorated portion of his bonus for the fiscal year during which such termination occurs.

         If Mr. DeFeo's employment with the Company is terminated by the Company without Cause or by Mr. DeFeo for Good Reason (as such term is defined in the DeFeo Agreement), or if the Company elects not to extend the DeFeo Agreement at the end of its term, Mr. DeFeo is to receive, in addition to his salary, bonus and other compensation earned through the time of such termination, (i) two times his base salary, (ii) two times the average of his annual bonuses for the two calendar years preceding termination, (iii) a prorated portion of his bonus for the fiscal year during which such termination occurs, (iv) continuing insurance coverage for up to two years from termination, (v) immediate vesting of non-performance based unvested stock options and stock grants with a period of one year following termination to exercise his options, and (vi) continuation of all other benefits in effect at the time of termination for up to two years from termination. The cash portion of this payment is spread over a 13-month period following the date of termination, except if such termination occurs within 24 months following a Change in Control, in which event the cash portion is to be paid in a lump sum. In addition, if Mr. DeFeo's employment is terminated by the Company without Cause or by Mr. DeFeo for Good Reason within 24 months following a Change in Control, Mr. DeFeo is entitled to (A) the greater of (1) the sum of (i), (ii) and (iii) above and (2) an amount equal to all compensation required to be paid to Mr. DeFeo for the balance of the term of the DeFeo Agreement, (B) the immediate vesting of any unvested performance stock options, stock grants, long term incentive compensation awards and other similar awards, with a period of one year following termination to exercise any such options and (C) any amounts payable under the Terex Supplemental Executive Retirement Plan for the number of years of service achieved by Mr. DeFeo on the date of termination. The DeFeo Agreement also provides for additional payments to Mr. DeFeo in the event that any payments under the DeFeo Agreement are


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subject to excise tax under the Internal Revenue Code of 1986, as amended, such that Mr. DeFeo retains an amount of such additional payments equal to the amount of such excise tax.

     The DeFeo Agreement requires Mr. DeFeo to keep certain information of the Company confidential during his employment and thereafter. The DeFeo Agreement also contains an agreement by Mr. DeFeo not to compete with the business of the Company during his term of employment with the Company and for a period of 18 months thereafter (24 months thereafter, if the date of Mr. DeFeo's termination is within 24 months following a Change in Control).

     As soon as legally permissible and reasonably practicable after the execution of the DeFeo Agreement, Mr. DeFeo shall receive a restricted stock award of 100,000 shares which shall vest as follows: (i) 30,000 shares shall vest 10,000 per annum over three years beginning on March 31, 2006, provided that Terex's Return on Invested Capital (as such term is defined in the DeFeo Agreement) equals or exceeds 20% for such prior calendar year; (ii) 35,000 shares shall vest on March 31, 2009 in the event that Terex's Return on Invested Capital for each of the four calendar years 2005, 2006, 2007 and 2008 equals or exceeds the average Return on Invested Capital of the Machinery Group (as such term is defined in the DeFeo Agreement) for each of those four years; provided, however, that in the event Terex's Return on Invested Capital for each of the four calendar years 2005, 2006, 2007 and 2008 is less than the average Return on Invested Capital of the Machinery Group for each of those four years, but Terex's average Return on Invested Capital for any three of such four years equals or exceeds the average Return on Invested Capital for the Machinery Group for the comparable three years, then 20,000 shares (of the 35,000 shares provided for in this clause (ii)) shall vest on March 31, 2009 and (iii) 35,000 shares shall vest on March 31, 2009 in the event that the ratio of Terex's average Return on Invested Capital for the three calendar years 2006, 2007 and 2008 to the average Return on Invested Capital of the Diversified Industrial Group (as such term is defined in the DeFeo Agreement) for 2006, 2007 and 2008 (the "Three Year Ratio") equals or exceeds 110% of the ratio that Terex's average Return on Invested Capital for 2005 bears to the average Return on Invested Capital of the Diversified Industrial Group for 2005 (the "2005 Ratio"); provided, however, that 20,000 shares (of the 35,000 shares provided for in this clause (iii)) shall vest on March 31, 2009 if the Three Year Ratio equals or exceeds 100% of the 2005 Ratio but is less than 110% of the 2005 Ratio.

Item 9.01.  Financial Statements and Exhibits.

     (c)  Exhibits

     10.1 Employment and Compensation Agreement, dated as of July 1, 2005, between Terex Corporation and Ronald M. DeFeo.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 7, 2005

                                           TEREX CORPORATION

                                           By:  /s/ Eric I Cohen
                                                Eric I Cohen
                                                Senior Vice President




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